Exhibit 10.6
Execution Copy
AGREEMENT
     This Agreement (this “Agreement”) is entered into as of August 19, 2008, by and among CBaySystems Holdings Limited, a BVI Business Company incorporated under the laws of the British Virgin Islands (with BVI Company Number 1389112) (the “Company”), S.A.C. PEI CB Investment II, LLC, a limited liability company organized under the laws of Delaware (“SAC CBI II”), and Lehman Brothers Commercial Corporation Asia (“LBCCA”).
RECITALS
     WHEREAS, the Company deems it desirable and in the best interest of its shareholders to (i) in consideration of the cash being invested in the Company by S.A.C. PEI CB Investment, L.P., make certain payments to SAC CBI II and LBCCA in accordance with Section 2 of this Agreement, and (ii) retain SAC CBI II and LBCCA to provide certain consulting services to the Company in accordance with Section 1 of this Agreement.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Services. SAC CBI II and LBCCA each hereby agrees that, during the term of this Agreement starting on the Effective Date (as defined below) (the “Term”), it will provide the following consulting services to the Company as requested from time to time by the Company:
     (a) financial, managerial and operational advice in connection with the Company’s day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries; and
     (b) such other services (which may include advice in connection with acquisitions by the Company or as necessary to provide the Company with financing on terms and conditions satisfactory to the Company, financial and strategic planning and analysis, human resources and executive recruitment services and other services) as SAC CBI II and the Company or LBCCA and the Company, as applicable, may from time to time agree in writing. For the avoidance of doubt, it is anticipated that any such other services will be subject to additional mutually agreed upon payments and expenses to be paid by the Company. It is understood and agreed that neither SAC CBI II nor LBCCA will provide investment advisory services.
     SAC CBI II and LBCCA shall each devote such time and efforts to the performance of the services contemplated hereby as it deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by SAC CBI II or LBCCA on a weekly, monthly, annual or other basis. The Company acknowledges that neither SAC CBI II’s nor LBCCA’s services is exclusive to the Company and that each may render similar services to other persons and entities. SAC CBI II and LBCCA each acknowledge that the Company may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by SAC CBI II and LBCCA under this Agreement. In providing services to the Company, SAC CBI II and LBCCA will each act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that this Agreement does not provide any party with the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.
     To the extent that the Company requests services other than those set forth in Section 1(a) from SAC CBI II or LBCCA, and SAC CBI II or LBCCA agrees to provide such other services, the Company and SAC CBI II or LBCCA, as the case may be, will negotiate from time to time mutually agreed upon fees and expenses to be paid by the Company for such other services.
     2. Payments.
     (a) The Company will pay to SAC CBI II (or such Affiliates as SAC CBI II may designate) an annual payment (the “Annual SAC Payment”) of $1,862,905, to be paid each year through the fifth anniversary of the Effective Date, such payment being payable in cash or in ordinary shares, par value $0.10 per share, of the Company (the “Common Stock”), at the Company’s option, at then Fair Market Value, payable by the Company in equal quarterly installments in arrears at the end of each calendar quarter. The initial installment of the Annual SAC Payment shall be pro rated to reflect the portion of the current fiscal quarter that will elapse after the closing of the transaction described in the Stock Purchase Agreement dated as of May 21, 2008 among the Company, CBay Inc. and Koninklijke Philips Electronics N. V. (the “Transaction”) and shall be due on December 31, 2008. The final installment of the Annual SAC Payment shall be pro rated to reflect the portion of the fiscal quarter that follows the date of the last full fiscal quarter in which this Agreement is in effect and precedes the fifth anniversary of the Effective Date.
The Company will pay to LBCCA (or such Affiliates as LBCCA may designate) an annual payment (the “Annual LBCCA Payment”) of $887,095, to be paid each year through the fifth anniversary of the Effective Date, such payment being payable in cash or in Common Stock, at the Company’s option, at then Fair Market Value, payable by the Company in equal quarterly installments in arrears at the end of each calendar quarter. The initial installment of the Annual LBCCA Payment shall be pro rated to reflect the portion of the current fiscal quarter that will elapse after the closing of the Transaction and shall be due on December 31, 2008. The final installment of the Annual LBCCA Payment shall be pro rated to reflect the portion of the fiscal quarter that follows the date of the last full fiscal quarter in which this Agreement is in effect and precedes the fifth anniversary of the Effective Date.
“Fair Market Value” shall mean, on a per share of Common Stock basis, (i) if there is a public market for the Common Stock of the Company on such date, the average of the high and low closing bid prices of the shares on such stock exchange on which the Common Stock of the Company are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares of the Common Stock of the Company, or (ii) if there is no public market for the Common Stock of the Company on such date, the fair market value of the shares of Common Stock of the Company as determined in good faith by the Board of Directors of the Company.
     (b) Each payment made in cash pursuant to this Section 2 to SAC CBI II shall be paid by wire transfer of immediately available funds to such account(s) as SAC CBI II may specify to the Company in writing prior to such payment.
     (c) Each payment made in cash pursuant to this Section 2 to LBCCA shall be paid by wire transfer of immediately available funds to such account(s) as LBCCA may specify to the Company in writing prior to such payment.
     (d) Each payment made in stock pursuant to this Section 2 shall be paid by the Company in newly issued shares of Common Stock of the Company that will be duly and validly authorized and, when subscribed for and allotted, will be validly issued and fully paid and not in violation of any preemptive rights or the Company’s memorandum and articles of association. Such shares of Common Stock of the Company shall be issued to SAC CBI II or LBCCA, or as directed by SAC CBI II or LBCCA, as the case may be, and following such issuance the Company shall, as soon as reasonably practicable and in accordance with the requirements of the London Stock Exchange, apply to the London Stock Exchange for such shares to be admitted to trading on AIM.
     3. Effective Date; Term.
          (a) This Agreement shall not be effective until the Closing Date (as defined in the Subscription Agreement dated as of May 21, 2008 by and between the Company, SAC CBI and S.A.C. Private Capital Group, LLC) (such date, the “Effective Date”).
          (b) This Agreement shall continue in full force and effect from year to year; provided, however, that SAC CBI II or the Company may cause this Agreement to terminate at any time upon 10 business days’ prior written notice to the other (with respect to the rights, obligations and agreements between SAC CBI II and the Company hereunder) and LBCCA or the Company may cause this Agreement to terminate at any time upon 10 business days’ prior written notice to the other (with respect to the rights, obligations and agreements between LBCCA and the Company hereunder).
     In the event of (a) a Change of Control (as defined below) of the Company prior to the termination of this Agreement with respect to SAC CBI II, or (b) a termination of this Agreement by the Company or SAC CBI II, prior to such Change of Control or termination, as applicable, the Company shall pay SAC CBI II (or such Affiliates as SAC CBI II may designate) (i) all unpaid Annual SAC Payments (pursuant to Section 2 above), payments for additional services (pursuant to Section 2(b) above) and Out of Pocket Expenses (pursuant to Section 4(a) below) due with respect to periods prior to the date of such Change of Control or termination, as applicable, plus (ii) the sum of the net present values (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Annual SAC Payments and other payments that would have been payable with respect to the period from the date of such Change of Control or termination, as applicable, through the fifth anniversary of the Effective Date. Sections 4 and 5 of this Agreement shall survive any Change of Control or termination of this Agreement, as applicable, with respect to matters occurring before, on or after the date of such event.
     In the event of (a) a Change of Control (as defined below) of the Company prior to the termination of this Agreement with respect to LBCCA, or (b) a termination of this Agreement by the Company or LBCCA, prior to such Change of Control or termination, as applicable, the Company shall pay LBCCA (or such Affiliates as LBCCA may designate) (i) all unpaid Annual LBCCA Payments (pursuant to Section 2 above), payments for additional services (pursuant to Section 2(b) above) and Out of Pocket Expenses (pursuant to Section 4(a) below) due with respect to periods prior to the date of such Change of Control or termination, as applicable, plus (ii) the sum of the net present values (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Annual LBCCA Payments and other payments that would have been payable with respect to the period from the date of such Change of Control or termination, as applicable, through the fifth anniversary of the Effective Date. Sections 4 and 5 of this Agreement shall survive any Change of Control or termination of this Agreement, as applicable, with respect to matters occurring before, on or after the date of such event.
     4. Out-of-Pocket Expenses; Indemnification.
     (a) Out-of-Pocket Expenses. In addition to the payments under Section 2 above, the Company will pay on demand all reasonable Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the reasonable out-of-pocket costs and expenses incurred by SAC CBI II or any of its Affiliates or by LBCCA or any of its Affiliates, as the case may be, in connection with the services rendered hereunder, including, without limitation, (i) reasonable payments and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants or advisors (including financial advisors), (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, (iii) research and research-related expenses and (iv) transportation (including, without limitation, all air travel), hotel and other per diem costs, word processing expenses or any similar expense.
     (b) Indemnity and Liability. The Company will indemnify, exonerate and hold SAC CBI II and its Affiliates, LBCCA and its Affiliates and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling persons, employees, consultants, advisors, agents and representatives and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, consultants, advisors, agents and representatives of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and Out-of-Pocket Expenses incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of any action, cause of action, suit, arbitration or claim arising out of, or in any way relating to, (i) this Agreement or the Transaction, (ii) any transaction to which the

Company or any of its Affiliates is a party or any other circumstances with respect to the Company or any of its Affiliates, or (iii) the operations of or services provided by SAC CBI II or LBCCA, as applicable, to the Company or any of its Affiliates from time to time, whether pursuant to this Agreement or otherwise (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee on behalf of the Company, any of its Affiliates or any of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling persons, employees, consultants, advisors, agents or representatives); provided, that the foregoing indemnification rights shall not be available to an Indemnitee (i) to the extent that any such Indemnified Liabilities have been determined by a final and binding non-appealable determination of a court of competent jurisdiction to have arisen on account of such Indemnitee’s gross negligence or willful misconduct; (ii) in an action, cause of action, suit or claim initiated by such Indemnitee against the Company (other than by way of counterclaim or to enforce its rights hereunder); (iii) in an action, cause of action, suit or claim initiated by the Company (other than in a derivative capacity) against such Indemnitee; (iv) for any loss on investments made in the Company by such Indemnitee (whether pursuant to the Transaction or otherwise); (v) where such indemnification is not permitted in accordance with the applicable laws of the British Virgin Islands; or (vi) in connection with those provisions of the Subscription Agreement which survive the closing of the Transaction. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities to the extent permissible under applicable law.
     The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is otherwise beneficiary or under any applicable law or regulation. None of the Indemnitees shall in any event be liable to the Company or any of its Affiliates with respect to any act, alleged act or omission pursuant to this Agreement; provided that this Agreement shall not constitute a waiver or release of any liability or obligation set forth under the Subscription Agreement dated as of May 21, 2008 by and between the Company, SAC CBI and S.A.C. Private Capital Group, LLC. If the preceding sentence is not enforceable, then none of the Indemnitees shall in any event be liable to the Company or any of its Affiliates with respect to such matters for any amount that, together with all amounts paid by any Indemnitees for liability hereunder, is in excess of the payments received by SAC CBI II or LBCCA, as applicable, hereunder.
     The Company also agrees that, without the prior written consent of SAC CBI II or LBCCA, as applicable, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened action, cause of action, suit or claim to which an Indemnitee is an actual or potential party and in respect of which indemnification could be sought hereunder, unless such settlement, compromise or consent includes an unconditional release of such SAC CBI II Indemnitee or LBCCA Indemnitee from all liability arising out of such action, cause of action, suit or claim.

5. Disclaimer and Limitation of Liability; Opportunities; Disclosures.
     (a) Disclaimer; Standard of Care. Neither SAC CBI II nor LBCCA makes any representation or warranty, express or implied, in respect of the services to be provided hereunder.
     (b) Freedom to Pursue Opportunities. In recognition that SAC CBI II and its Indemnitees and LBCCA and its Indemnitees may have, and may in the future have or may consider acquiring, investments in companies with respect to which SAC CBI II and/or certain of its Indemnitees or LBCCA and/or certain of its Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that SAC CBI II and its Indemnitees have myriad duties to various investors and direct and indirect members, and in anticipation that the Company, on the one hand, and SAC CBI II or LBCCA (or their respective Indemnities, or one or more of their respective Affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor that desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve SAC CBI II, LBCCA and/or their respective Indemnitees. Except as SAC CBI II (as to itself and its Indemnitees) or LBCCA (as to itself and its Indemnitees) may otherwise agree in writing after the date hereof:
     (i) SAC CBI II, LBCCA and their respective Indemnitees shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries), (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, (C) to take any other action that it believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person.
     (ii) SAC CBI II, LBCCA and their respective Indemnitees shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in Section 5(b)(i), and the Company, on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require SAC CBI II, LBCCA and their respective Indemnitees to act in a manner inconsistent with the provisions of this Section 5(b).
     (iii) Neither SAC CBI II, LBCCA nor any of their respective Indemnitees shall be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such Person’s participation therein.
     (c) Limitation of Liability. In no event will SAC CBI II, LBCCA or any of their respective Indemnitees be liable to the Company or any of its Affiliates, directly or indirectly, for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided hereunder.
     (d) Disclosures. Any advice, opinions or workproduct provided by SAC CBI II or LBCCA may not be disclosed or referred to publicly or to any third party (other than the Company’s legal, tax, financial or other advisors), except as required by law or with prior written consent of SAC CBI II or LBCCA, as applicable. Any such advice, opinions or workproduct has been prepared for the Company and not for any other party. Accordingly, to the extent any other party (including the Company’s legal, tax, financial or other advisors) has been furnished with such advice, opinions or workproduct, such other party may not rely on such information for any reason whatsoever, and the Company agrees to so advise such other party.
     6. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, (a) SAC CBI II may assign all or part of its rights and obligations hereunder to any of its Affiliates and, in the event it so assigns all of such rights and obligations, SAC CBI II shall be released of its rights to the payments under Section 2 and reimbursement of Out-of-Pocket Expenses under Section 4(a) and all of its obligations hereunder, (b) LBCCA may assign all or part of its rights and obligations hereunder to any of its Affiliates and, in the event it so assigns all of such rights and obligations, LBCCA shall be released of its rights to the payments under Section 2 and reimbursement of Out-of-Pocket Expenses under Section 4(a) and all of its obligations hereunder and (c) the provisions hereof for the benefit of the Indemnitees shall inure to the benefit of such Indemnitees and their successors and assigns.
     7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by SAC CBI II and the Company (with respect to the rights, obligations and agreements between SAC CBI II and the Company hereunder) or LBCCA and the Company (with respect to the rights, obligations and agreements between LBCCA and the Company hereunder); provided, that SAC CBI II or LBCCA may waive or defer any portion of any payment to which it is entitled pursuant to this Agreement and, unless otherwise directed by SAC CBI II or LBCCA, as applicable, such waived portion shall revert to the Company. No waiver or deferral on any one occasion shall extend to or effect or be construed as a waiver or deferral of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.
     8. Treatment of Arrangement. The parties to this Agreement agree to treat the payments made under Section 2 of this Agreement for tax purposes as an adjustment to the purchase price S.A.C. PEI CB Investment, L.P. paid for the shares of the Company that it acquired pursuant to the Transaction. Furthermore, no party to this Agreement shall file any U.S. tax return that is inconsistent with this provision. Any payments made under this Agreement to S.A.C. PEI CB Investment II LLC shall result in a proportionate adjustment for U.S. federal income tax purposes of S.A.C. Private Equity Investors, L.P.’s Capital Account in S.A.C. PEI CB Investment, L.P. Any payments made under this Agreement to Lehman Brothers Commercial Corporation Asia Limited shall result in a proportionate adjustment for U.S. federal income tax purposes of Lehman Brothers Commercial Corporation Asia Limited’s Capital Account in S.A.C. PEI CB Investment, L.P. No provision of this Agreement, including this Section 8, and no payments made pursuant to this Agreement, shall have any impact on the rights of the parties (including, but not limited to, each party’s Pro Rata Share) under the S.A.C. PEI CB Investment, L.P. partnership agreement. The terms “Capital Account” and “Pro Rata Share” used in this Section 8 shall have the meanings ascribed to such terms in the S.A.C. PEI CB Investment, L.P. partnership agreement.
     9. Governing Law; Jurisdiction.
     (a) Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (b) Consent to Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTION OR PROCEEDING TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.
     (c) Waiver of Jury Trial. TO THE EXTENT PERMISSIBLE BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY AFFILIATE OF THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Any party to this Agreement may file an original counterpart or a copy of this Section 9(c) with any court as written evidence of the consent of the parties to the waiver of their rights to trial by jury.

     (d) Reliance. Each of the parties hereto acknowledges that he, she or it has been informed by each other party that the provisions of Section 9 hereof constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.
     10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.
     11. Notice. All notices, demands, and communications required or permitted under this Agreement shall be in writing and shall be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party shall have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:
If to the Company:
CBaySystems Holdings Limited
2661 Riva Road
Building 1000, Fifth Floor
Annapolis, Maryland 21401
Fax: (410)266-9409
Attention: Raman Kumar
If to SAC CBI II:
S.A.C. PEI CB Investment II, LLC
c/o S.A.C. Capital Advisors, LLC
72 Cummings Point Road
Stamford, Connecticut 06902
Fax: (203) 823-4209
Attention: General Counsel
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
1999 Avenue of the Stars
29th Floor
Los Angeles, California 90067
Fax: (310) 407-7502
Attention: Daniel Clivner, Esq.

If to LBCCA:
Lehman Brothers Commercial Corporation Asia Limited
26/F Two International Finance Centre
8 Finance Street
Central, Hong Kong
Attention: Compliance Department
Fax: +852 2372 5050
with a copy (which shall not constitute notice) to:
Clifford Chance Law Office (Gaikokuho Kyodo Jigyo)
Akasaka Tameike Tower, 6th Floor
17-7, Akasaka 2-Chome, Minato-ku
-Tokyo 107-0052. Japan
Attention: Peter Kilner
Fax: +81 3 5561 6649
     Unless otherwise specified herein, such notices or other communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
     12. Severability. If in any proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In the event that any provision hereof shall be found to be invalid, illegal or incapable of being enforced, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law, and the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the extent possible.
     13. Taxes. Notwithstanding any other provision herein, any amounts payable by the Company to SAC CBI II or LBCCA pursuant to this Agreement (including, without limitation, those related to any indemnification payment) shall be paid net of any withholding tax that may be required under applicable law.
     14. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
     15. Certain Definitions. The following capitalized terms are defined as follows for purposes of this Agreement:
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, that the Company, its subsidiaries and the Company’s Affiliates will not be deemed to be Affiliates of SAC CBI II.
     “Change of Control” means and shall be deemed to have occurred upon SAC Private Capital Group, LLC and its Affiliates ceasing to have the collective right or ability, whether through share ownership, by contract or otherwise, to elect a majority of the members of the board of directors of the Company.
     “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any governmental authority.
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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first above written by its officer or representative thereunto duly authorized.

CBAYSYSTEMS HOLDINGS LIMITED
By:	/s/ Venu Raman Kumar
	Name:	Raman Kumar
	Title:	Vice Chairman & CEO

S.A.C. PEI CB INVESTMENT II, LLC
By:
Name:
Title:

Signature Page to Agreement

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first above written by its officer or representative thereunto duly authorized.

CBAYSYSTEMS HOLDINGS LIMITED
By:
Name:
Title:

S.A.C. PEI CB INVESTMENT II, LLC By: S.A.C. Private Capital Group, LLC, its manager By: S.A.C. Capital Management, LLC, its sole member
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
Title: Authorized Signatory

LEHMAN BROTHERS COMMERCIAL CORPORATION ASIA LIMITED
By:	/s/ Akihiko Kitaguchi
	Name:	Akihiko Kitaguchi
	Title:	Authorised Signatory